Exhibit (a)(ix)

WESTERN ASSET FUNDS, INC.

ARTICLES SUPPLEMENTARY

Western Asset Funds, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: On February 8, 2005, the Board of Directors of Western Asset Funds, Inc. (“Board”), a Maryland Corporation (“Corporation”), under authority contained in the Corporation’s charter (“Charter”), reclassified two hundred fifty million (250,000,000) shares of capital stock of the Corporation previously classified as Western Asset Enhanced Equity Portfolio Institutional Class and two hundred fifty million (250,000,000) shares of capital stock of the Corporation previously classified as Western Asset Enhanced Equity Portfolio Financial Intermediary Class as Western Asset Core Bond Portfolio Institutional Class. In addition, the Board reclassified five hundred million (500,000,000) shares of capital stock of the Corporation previously classified as Western Asset Money Market Portfolio Institutional Class and five hundred million (500,000,000) shares of capital stock of the Corporation previously classified as Western Asset Money Market Portfolio Financial Intermediary Class as Western Asset Core Plus Bond Portfolio Institutional Class.

SECOND: Immediately before filing these Articles Supplementary, the Corporation had authority to issue thirteen billion one hundred million (13,100,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of thirteen million one hundred thousand (13,100,000) dollars. These shares were classified as follows:

Designation	Number of Shares
Western Asset Enhanced Equity Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Money Market Portfolio	1,000,000,000 Institutional Class Shares 1,000,000,000 Financial Intermediary Class Shares

Western Asset U.S. Government Money Market Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Bond Portfolio	500,000,000 Institutional Class Shares 300,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Plus Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Core Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Core Plus Bond Portfolio	700,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset High Yield Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Non-U.S. Opportunity Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Global Strategic Income Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Inflation Indexed Plus Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Limited Duration Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Common Stock	100,000,000 shares

(without further classification)

THIRD: Immediately after filing these Articles Supplementary, the Corporation shall have authority to issue thirteen billion one hundred million (13,100,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of thirteen million one hundred thousand (13,100,000) dollars. These shares are classified as follows:

Designation	Number of Shares
Western Asset Enhanced Equity Portfolio	250,000,000 Institutional Class Shares 250,000,000 Financial Intermediary Class Shares

Western Asset Money Market Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset U.S. Government Money Market Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Bond Portfolio	500,000,000 Institutional Class Shares 300,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Plus Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Core Bond Portfolio	1,000,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Core Plus Bond Portfolio	1,700,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset High Yield Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Non-U.S. Opportunity Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Global Strategic Income Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Inflation Indexed Plus Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Limited Duration Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Common Stock	100,000,000 shares

(without further classification)

FOURTH: The foregoing amendments were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Sections 2-105(c) and 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation’s Charter to the Board of Directors.

FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SIXTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and attested to by its Secretary on March 8, 2005.

ATTEST:	WESTERN ASSET FUNDS, INC.

/s/ Lisa G. Mrozek	By:	/s/ Ilene S. Harker
Lisa G. Mrozek		Ilene S. Harker
Secretary		Vice President

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